Exhibit 10.18

First Amendment to Credit Agreement

This First Amendment to Credit Agreement is dated as of February 12, 2009 (this “Amendment”) by and among RC2 Corporation, a Delaware corporation (the “Company”), Learning Curve Brands, Inc., a Delaware corporation (“LCBI”), Learning Curve Canada Limited, a corporation incorporated under the laws of Ontario, Canada (“LCCL”), RC2 (Asia) Limited, a company incorporated in Hong Kong (“RC2 Asia”), RC2 Australia Pty., Ltd., a proprietary company duly incorporated in Victoria, Australia (“RC2 Australia”), RC2 Deutschland GmbH, a private company duly incorporated and registered under the laws of Germany (“RC2 Germany”), Racing Champions International Limited, a corporation organized under the laws of England and Wales  (“RC2 UK”), Racing Champions Worldwide Limited, a corporation organized under the laws of England and Wales (“Racing Champions”; and together with the Company, LCBI, LCCL, RC2 Asia, RC2 Australia, RC2 Germany, RC2 UK, and Racing Champions collectively, the “Borrowers” and individually, a “Borrower”), the guarantors party hereto, the financial institutions listed on the signature pages hereof as Lenders and Bank of Montreal (“BMO”), as administrative agent (in such capacity, the “Administrative Agent”).

Preliminary Statements

A.   The Borrowers, the guarantors party thereto (the “Guarantors”), the financial institutions listed on the signature pages thereof as Lenders and the Administrative Agent have heretofore entered into that certain Credit Agreement dated as of November 3, 2008 (the “Credit Agreement”); and

B.   The Borrower has asked the Required Lenders to make certain amendments to the Credit Agreement, and the Required Lenders are willing to do so on the terms and conditions set forth in this Amendment.

Now, Therefore, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
Definitions

Section 1.1   Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

Article II
Amendments

Section 2.1.   The definition of “Adjusted EBITDA” appearing in Section 5.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Adjusted EBITDA” means, with reference to any period, the sum of (a) the EBITDA of the Company and its Subsidiaries for such period, plus(without duplication) (b) EBITDA of any Person and its subsidiaries acquired pursuant to Section 8.9(k) hereof for such period (as if any such Permitted Acquisition had occurred on the first day of such period), plus (c) adjustments associated with any Permitted Acquisition to the extent reasonably acceptable to the Administrative Agent, plus (d) non-recurring costs and extraordinary expenses incurred during the fiscal year ended December 31, 2007 in connection with the recall of specific components from the Thomas and Friends product line in an aggregate amount not to exceed $28,300,000, plus (e) other fees, costs and expenses incurred or provided for (minus rebates and other reimbursements) related to the recall of specific components from the Thomas and Friends product line not to exceed $5,000,000 during the fiscal year ending December 31, 2008, plus (f) non-recurring costs in connection with the settlement of claims with HIT Entertainment in an aggregate amount not to exceed $15,000,000, plus (g) losses on the sale, transfer or disposition of Property during such period, plus (h) non-recurring costs in connection with the termination of the purchase agreement for the children’s book division of Publications International, Limited in an aggregate amount not to exceed $2,000,000, plus (i) non-cash charges relating to the write-down of the Company’s investment in Meteor the Monster Truck, Inc. not to exceed $2,100,000 in the aggregate, plus (j) non-cash, non-recurring impairment charge relating to goodwill and certain intangible assets incurred during the fiscal quarter ended December 31, 2008 not to exceed $265,000,000 in the aggregate, plus (k) severance and other related costs in connection with the workforce reduction that occurred during the quarter ended December 31, 2008 not to exceed $1,350,000 in the aggregate, minus (l) gains on the sale or transfer of Property during such period, minus (m) EBITDA of any Person and its subsidiaries sold, transferred or otherwise disposed of during such period (as if any such sale, transfer or disposition had occurred on the first day of such period).

Section 2.2.   Section 8.12 of the Credit Agreement shall be and hereby is amended by deleting the period at the end of such section and inserting in its place “; and”, and immediately thereafter inserting a new clause (v) to read in its entirety as follows:

(v) the Company’s repurchase of options for shares of the Company’s capital stock from employees of the Company and its Subsidiaries; provided that (A) no Default or Event of Default has occurred and is continuing at such time or would be directly or indirectly caused as a result thereof on an actual or pro forma basis and (B) the aggregate amount for such repurchase shall not exceed $1,000,000 during the term of the facilities.

Section 2.3.   Exhibit E of the Credit Agreement shall be amended and restated in its entirety in the form of Exhibit E attached hereto.

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Article III
Representations And Warranties

Section 3.1   Credit Agreement Representations.  In order to induce the Required Lenders and the Administrative Agent to enter into this Amendment, each Borrower and Guarantor (collectively, the “Loan Parties”) hereby reaffirms, as of the date hereof after giving effect to this Amendment, its representations and warranties contained in Section 6 of the Credit Agreement and additionally represents and warrants to the Administrative Agent and each Lender as set forth in this Article III.

Section 3.2  Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s powers, have been duly authorized by all necessary corporate action, and do not:

(a)    contravene such Loan Party’s constituent documents;

(b)    contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Loan Party; or

(c)    result in, or require the creation or imposition of, any Lien on any of such Loan Party’s properties.

Section 3.3   Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Loan Parties of this Amendment.

Section 3.4   Validity, etc.  This Amendment constitutes the legal, valid and binding obligation of the Loan Parties enforceable in accordance with its terms.

Article IV
Conditions Precedent

Section 4.1  Effectiveness. This Amendment shall be deemed effective as of November 30, 2008 upon the execution and delivery of this Amendment by each Loan Party and the Required Lenders.

Article V
Miscellaneous Provisions

Section 5.1   Ratification of and References to the Credit Agreement.  Except for the amendments expressly set forth above, the Credit Agreement and each other Loan Document is hereby ratified, approved and confirmed in each and every respect.  Each Loan Party hereby acknowledges and agrees that (i) the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability arising under the Credit Agreement as amended hereby and (ii) the Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of each Loan Party thereunder, and the Liens created and provided for thereunder, remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

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Section 5.2   Headings.  The various headings of this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.3   Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

Section 5.4.   No Other Amendments.  Except for the amendments expressly set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.

Section 5.5.   Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

Section 5.6.   Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of Illinois.

[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

“Borrowers”
RC2 Corporation Learning Curve Brands, Inc. Learning Curve Canada Limited RC2 Australia Pty., Ltd. RC2 Deutschland GmbH Racing Champions International Limited Racing Champions Worldwide Limited

By /s/ Curt Stoelting
Name Curt Stoelting
Title CEO

RC2 (Asia) Limited

By /s/ Helena S F Lo
Name Helena S F Lo
Title Managing Director

“Guarantors”

RCE Holdings, LLC Learning Curve International, Inc. Learningcurveshop.com, Inc. Learning Curve Canada Holdco, Inc.

By /s/ Curt Stoelting
Name Curt Stoelting
Title CEO

“Administrative Agent”

Bank of Montreal

By /s/ Paul R. Feaser III
Name Paul R. Feaser III
Title Vice President

“Lenders”

BMO Capital Markets Financing, Inc.

By /s/ Paul R. Feaser III
Name Paul R. Feaser III
Title Vice President

National City Bank

By /s/ Stephanie Kline
Name Stephanie Kline
Title Senior Vice President

U.S. Bank National Association

By _______________________________
Name ___________________________
Title ____________________________

Fifth Third Bank (Chicago), a Michigan Banking corporation

By /s/ Kim Puszczewicz
Name Kim Puszczewicz
Title Vice President

The Northern Trust Company

By /s/ Peter J. Hallan
Name Peter J. Hallan
Title Vice President

The PrivateBank and Trust Company

By /s/ Michael F. Perry
Name Michael F. Perry
Title Associate Managing Director

Exhibit E

RC2 Corporation

Compliance Certificate

To:	Bank of Montreal, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of November 3, 2008, among RC2 Corporation, Learning Curve Brands, Inc., Learning Curve Canada Limited, RC2 (Asia) Limited, RC2 Australia Pty., Ltd., RC2 Deutschland GmbH, Racing Champions Worldwide Limited, Racing Champions International Limited, the Guarantors party thereto, the Lenders party thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1.        I am the duly elected _______________________ of RC2 Corporation;

2.   I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements;

3.   The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.   The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5.   The Schedules I and II hereto sets forth financial data and other computations evidencing the Borrowers’ compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the

Borrowers have taken, are taking, or propose to take with respect to each such condition or event:
_____________________________________________
_____________________________________________
_____________________________________________
_____________________________________________

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this 3rd day of November, 2008.

RC2 CORPORATION

By ______________________________
     Name _________________________
     Title __________________________

E-2

Schedule I
to Compliance Certificate

RC2 Corporation

Compliance Calculations
for Credit Agreement dated as of November 3, 2008

Calculations as of _____________, 2008

A.	Total Funded Debt (Section 8.21(a))

	1.	Total Funded Debt of the Company and its Subsidiaries	$___________

	2.	Net Income of the Company and its Subsidiaries for past 4 quarters	___________

	3.	Interest Expense of the Company and its Subsidiaries for past 4 quarters	___________

	4.	Income taxes of the Company and its Subsidiaries for past 4 quarters	___________

	5.	Depreciation and amortization expense of the Company and its Subsidiaries for past 4 quarters	___________

	6.	Non-Cash expenses related to equity awards of the Company and its Subsidiaries for past 4 quarters	___________

	7.	Sum of Lines A2, A3, A4, A5 and A6 (the Company’s “EBITDA”)	___________

	8.	EBITDA of any Person (and is subsidiaries) acquired pursuant to Section 8.9(i) hereof for such period	___________

	9.	Authorized adjustments associated with Permitted Acquisitions during such period	___________

	10.	Non-recurring costs and extraordinary expenses incurred in connection with the recall of specific components from the Thomas and Friends product line not to exceed $28,300,000	___________

11.
Other fees, costs and expenses incurred (net of rebates and other reimbursements), related to the recall of specific components from the Thomas and Friends product line not to exceed $5,000,000 during the fiscal year ended December 31, 2008
___________

	12.	Non-recurring costs in connection with the settlement of claims with HIT Entertainment in an aggregate amount not to exceed $15,000,000	___________

	13.	Losses on the sale, transfer or disposition of Property of the Company and its Subsidiaries during the past 4 fiscal quarters	___________

	14.	Non-recurring costs in connection with the termination of Publications acquisition not to exceed $2,000,000 in the aggregate	___________

	15.	Non-cash charges related to the write-down of the Company’s investment in Meteor the Monster Truck, Inc. not to exceed $2,100,000 in the aggregate	___________

	16.	Non-cash, non-recurring impairment charge relating to goodwill and certain intangible assets incurred during the fiscal quarter ended December 31, 2008 not to exceed $265,000,000 in the aggregate	___________

	17.	Severance and other related costs in connection with the workforce reduction that occurred during the quarter ended December 31, 2008 not to exceed $1,350,000 in the aggregate	___________

	18.	Sum of Lines A7, A8, A9, A10, A11, A12, A13, A14, A15, A16 and A17	___________

	19.	Gains on the Sale or transfer of Property of the Company and its Subsidiaries during the past 4 quarters	___________

	20.	EBITDA of any Person and its subsidiaries sold, transferred or otherwise disposed of during such period	___________

	21.	Sum of lines A19 and A20	___________

	22.	Line A18 minus A21 (“Adjusted EBITDA”)	___________

	23.	Ratio of Line A1 to Line A22	____ : 1.0

	24.	Line A23 ratio must not exceed	2.50 : 1.0

	25.	The Company is in compliance (circle yes or no)	yes/no

B.	Fixed Charge Coverage Ratio (Section 8.21(b))

	1.	Adjusted EBITDA (Line A22)	$___________

	2.	Capital Expenditures of the Company and its Subsidiaries during past 4 quarters	$___________

	3.	Line B1 minus Line B2	$___________

	4.	Scheduled payments of principal of the Company and its Subsidiaries for past 4 quarters	$___________

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	5.	Cash Interest Expense of the Company and its Subsidiaries for past 4 quarters	$___________

	6.	Income taxes of the Company and its Subsidiaries for past 4 quarters.	$___________

	7.	Restricted Payments permitted by Section 8.12(iii) for past 4 quarters	$___________

	8.	Sum of Lines B4, B5, B6 and B7	$___________

	9.	Ratio of Line B3 to Line B8	____ : 1.0

	10.	Line B9 ratio must not be less than	1.25 : 1.0

	11.	The Company is in compliance (circle yes or no)	yes/no

C.	Operating Leases (Section 8.21(c))

	1.	Aggregate amount of fixed rentals and other consideration payable by the Company and its Subsidiaries under all leases and similar arrangements	$___________

	2.	Maximum permitted amount	$10,000,000

	3.	The Company is in compliance (circle yes or no)	yes/no

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Schedule II
to Compliance Certificate

RC2 Corporation

Compliance Calculations
for Section 8.9(h) of the
Credit Agreement dated as of November 3, 2008

Calculations as of _____________, _______

	To / (From)	Learning Curve Brands, Inc.	RC2 Corporation
1	Investments by the Company in the common stock or paid-in-capital of any Foreign Subsidiary after the Closing Date	$	$
2	$53,000,000 minus Line 1	$	$
3	Learning Curve Canada Limited	$	$
4	RC2 Hong Kong	$	$
5	Racing Champions Worldwide Limited	$	$
6	RC2 Deutschland GmbH	$	$
7	RC2 (Asia) Limited	$	$
8	RC2 Australia Pty., Ltd.	$	$
9	Sum of Lines 3 through 8 Above	$
10	Is Line 2 greater than Line 9 (Circle yes or no)	Yes / No